Exhibit 10.30

NON-QUALIFIED STOCK OPTION AGREEMENT

 UNDER THE ALBANY MOLECULAR RESEARCH, INC.

2008 STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:

Number of Option Shares:

Option Exercise Price per Share:

Grant Date:

Expiration Date:

Pursuant to the Albany Molecular Research, Inc. 2008 Stock Option and Incentive Plan, as amended through the date hereof (the “Plan”), Albany Molecular Research, Inc. (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or any part of the number of shares of Common Stock, par value $.01 per share (the “Stock”), of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

1.           Vesting Schedule.  No portion of this Stock Option may be exercised until such portion shall have vested.  Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 1 of the Plan) to accelerate the vesting schedule hereunder and the acceleration of vesting in accordance with Section 3(c) of the Plan,  such Stock Option shall vest either (a) on the one year anniversary of the grant date or (b) if earlier, a pro-rata portion of the Stock Option shall vest on the date that the Optionee cease to be a Director of the Company for any reason including voluntary resignation or decision not to stand for re-election (such pro-rata portion being determined by dividing the number of Option shares by twelve (12) and multiplying by the number of full or partial months the director is actually serving as a Director). Once vested, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

2.           Manner of Exercise.

(a)         Method of Exercise. The Optionee may exercise this Stock Option in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(A)           In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B)           Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date. To the extent required to avoid liability accounting treatment under FAS 123R or other applicable accounting rules, such surrendered shares shall have been owned by the Optionee for at least six months; or

(C)           By the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the Optionee chooses to pay the purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the Optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Plan or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the Optionee). In the event an Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(b)          Certificates for the shares of Stock purchased upon exercise of this Stock Option shall be issued and delivered to the Optionee upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan.  The determination of the Administrator as to such compliance shall be final and binding on the Optionee.  The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company.  Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c)          Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

3.           Termination of Employment. If the Optionee ceases to be a member of the Board of Directors of the Company, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

(a)          Termination Due to Death. If the Optionee’s service on the Board of Directors terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.

(b)          Termination Due to Disability. If the Optionee’s service on the Board of Directors terminates by reason of the Optionee’s disability (as determined by the Administrator), any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of such disability, may thereafter be exercised by the Optionee for a period of 12 months from the date of disability or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of disability shall terminate immediately and be of no further force or effect.

(c)          Other Termination. If the Optionee’s service on the Board terminates for any reason other than the Optionee’s death or the Optionee’s disability, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

The Administrator’s determination of the reason for termination of the Optionee’s service on the Board of Directors shall be conclusive and binding on the Optionee and his or her representatives or legatees.

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4.           Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan.  In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5.           Transferability.  This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.  This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, or by the Optionee’s legal representative or guardian in the event of the Optionee’s incapacity.

6.           Tax Withholding.  The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes of any kind required by law to be withheld on account of such taxable event.  The Company shall have the authority to cause the minimum required tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Optionee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the minimum withholding amount due.

7.           Miscellaneous.

(a)          Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b)          Pursuant to Section 18 of the Plan, the Administrator may at any time amend or cancel any outstanding portion of this Stock Option, but no such action may be taken which adversely affects the Optionee’s rights under this Agreement without the Optionee’s consent.

(c)          This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which shall together constitute one instrument.

(d)          In the event the Optionee is a party to a separate agreement with the Company and the terms of such agreement conflicts with this Agreement, the terms of such separate agreement shall control.

ALBANY MOLECULAR RESEARCH, INC.

By:

Name:

Title:

OPTIONEE:

Name:

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